Exhibit 10.17

AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

This Amendment No. 1 to Master Services Agreement (this “Amendment”) is entered into this 1st day of December 2005 between Hawaiian Telecom Services Company, Inc. (“HTSC”) and Verizon Select Services Inc. (“VSSI”).

WHEREAS, HTSC and VSSI are parties to that certain Master Services Agreement effective May 2, 2005 (the “Agreement”);

WHEREAS, pursuant to the Agreement, VSSI provides HTSC with certain communications and related services; and

WHEREAS, the Parties wish to extend the term of the Agreement for an additional two months and modify certain rates set forth in the Agreement,

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meaning given them in the Agreement.

2.	In Section 1 of the Agreement, the term “Initial Term” is amended and restated in its entirety as follows:

“Initial Term” shall mean the period commencing on the Effective Date and expiring at 12:01 am Eastern Time, Saturday, April 1, 2006.

3.	The first sentence of Annex A, Price Schedule is amended and restated in its entirety as follows:

There shall be a monthly fee of $855,000 for the period from the Effective Date through January 31, 2006, and a monthly fee of $956,000 for the period February 1, 2006 until the end of the Initial Term, conditioned upon:

4.	Except as expressly amended herein, all terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each Party has caused its duly authorized representative to execute this Amendment on such Party’s behalf on the date first set forth above.

Verizon Select Services Inc.		Hawaiian Telecom Services Company, Inc.

By:	/s/ Stephen E. Smith	By:	/s/ Michael S. Ruley
Title:	Authorized Representative	Title:	Chief Executive Officer